Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell Huffer, James S. Porter and Patricia A. Beithon, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Apogee Enterprises, Inc. pursuant to the Apogee Enterprises, Inc. 2009 Stock Incentive Plan, as amended and restated (2011), and the Apogee Enterprises, Inc. 2009 Non-Employee Director Stock Incentive Plan, as amended and restated (2011), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of dates set forth below:

Signature	Title	Date

/s/ Russell Huffer Russell Huffer	President and Chief Executive Officer (principal executive officer)	June 27, 2011

/s/ James S. Porter James S. Porter	Chief Financial Officer (principal financial and accounting officer)	June 27, 2011

/s/ Bernard P. Aldrich Bernard P. Aldrich	Chairman	July 5, 2011

/s/ Jerome L. Davis Jerome L. Davis	Director	July 7, 2011

/s/ Sara L. Hays Sara L. Hays	Director	June 28, 2011

/s/ John T. Manning John T. Manning	Director	June 29, 2011

/s/ Robert J. Marzec Robert J. Marzec	Director	June 28, 2011

/s/ Stephen C. Mitchell Stephen C. Mitchell	Director	June 29, 2011

/s/ Richard V. Reynolds Richard V. Reynolds	Director	June 29, 2011

/s/ David E. Weiss David E. Weiss	Director	July 6, 2011